CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                   EXHIBIT 10.40

     THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT TO PURCHASE 500,000             ISSUE DATE:      AUGUST 7, 2000
SHARES OF THE COMMON                    EXPIRATION DATE: AUGUST 7, 2005
STOCK OF CONDUCTUS, INC.                INITIAL EXERCISE PRICE: $13.43 PER SHARE


            This Warrant is issued to Dobson Communications Corporation or its registered assigns ("Holder") by Conductus, Inc., a Delaware corporation (the "Company"), on August 7, 2000 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Purchase Agreement between Conductus, Inc. and Dobson Cellular Systems, Inc. (the "Purchase Agreement") dated August 7, 2000.

            1. PURCHASE SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to five hundred thousand (500,000) fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 7 hereof.

            2. EXERCISE PRICE. The purchase price for the Shares shall be $13.43, as adjusted from time to time pursuant to Section 7 hereof (the "Exercise Price").

            3.  EXERCISE PERIOD. This Warrant shall be exercisable as follows:

                a. Warrants shall become exercisable fifteen (15) days after the close of each of the Company's business quarters (October 15, 2000 through October 15, 2002) as to the number of shares determined by dividing the total revenue to the Company from purchases by Dobson Cellular Systems, Inc. under the Purchase Agreement during the quarter by [***];

                b. Warrants shall remain exercisable until 5:00p.m. on August 7, 2005;


------------------------
[***] Confidential material redacted and filed separately with the Commission.

provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that at least 50% of the voting power of the Company is transferred, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, (i) the Company shall notify Holder as soon as practicable, but no less than twenty (20) business days before the consummation of such event or transaction, and (ii) accelerate vesting of warrants as to those shares earned in accordance with paragraph 3(a) that are earned between the end of the last completed quarter and the date of the transaction.

            4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached thereto, to the Secretary of the Company at its principal offices; and

                (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

            5. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable).

            6. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

            7. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                (a) SUBDIVISIONS, COMBINATIONS OR OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                (b) RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

            8. NO FRACTIONAL SALE OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

            9. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business affairs of the Company. However, nothing in this Section 9 shall limit the right of the Holder to be provided any notices required under this Warrant or the Purchase Agreement.

            10. REGISTRATION. The Company will use reasonable efforts to file an appropriate registration statement for the shares of common stock to issue from the warrants on or before August 7, 2001.

            11. TRANSFERS OF WARRANT. Subject to compliance with federal and state securities laws, this Warrant and all rights hereunder are transferrable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

            12. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

            13. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

            14. NOTICES. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

            15. ATTORNEY'S FEES. If any action in law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

            16. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

            17. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

            18. DISPUTE RESOLUTION.

            (a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this paragraph, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (e.g., products or services furnished hereunder or those related to those furnished).

            (b) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgement may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Paragraph.

            (c) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgement, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, as modified herein (the "AAA Rules"). The place of arbitration shall be Oklahoma City, Oklahoma if the Arbitration is initiated by Company and San Jose, California if the Arbitration is initiated by Holder. All matters so submitted to arbitration shall be settled by three arbitrators. Holder and Company shall each designate one arbitrator within twenty (20) days of the delivery of the Arbitration Notice. If either party fails to timely so designate an arbitrator, the matter shall be resolved by one arbitrator timely designated. Holder and Company shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, PROVIDED HOWEVER, that failing such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. Holder and Company shall each be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. Holder and Company shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The arbitral tribunal is not empowered to award damages in excess of compensatory damages or similar damages with respect to any Dispute and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to Holder and Company in writing and shall constitute a conclusive determination of the matter in question, binding upon Holder and Company and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

            (d) Holder and Company hereby irrevocably consent to the jurisdiction of the state and federal courts in the States of Oklahoma and California, and all state and federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. Holder and Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Western District of Oklahoma and

Oklahoma County or the Northern District of California and Santa Clara County.

            IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunder duly authorized.

                                   CONDUCTUS, INC.



                                   By: /s/ Charles E. Shalvoy
                                       ----------------------
                                       Charles E. Shalvoy, President and Chief
                                       Executive Officer

                               NOTICE OF EXERCISE



To:   Chief Executive Officer
      Conductus, Inc.
      969 W. Maude Avenue
      Sunnyvale, CA 94086

            The undersigned hereby elects to purchase        shares of Common
Stock of Conductus, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

x                                             WARRANTHOLDER:



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                 Address:
                                             -----------------------------------

                                             -----------------------------------

Date:
     --------------


Name in which shares should be registered:


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